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                                                                    EXHIBIT 99.1

[Reynolds & Reynolds Logo]                                                NEWS
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           REYNOLDS AND REYNOLDS REPORTS RECORD SECOND QUARTER RESULTS
                             EPS INCREASES 8 PERCENT

          Live Webcast at 11:00 a.m. EDT conference call, and replay, available at reyrey.com

DAYTON, OHIO, April 23, 2003 - The Reynolds and Reynolds Company (NYSE: REY) today reported net income of $29.5 million or 42 cents per share for the second fiscal quarter ended March 31, 2003. Earnings per share were 8 percent ahead of last year's 39 cents per share and exceeded analysts' estimates. Revenues of $255.1 million were 4 percent higher than a year ago. Revenues and net income from continuing operations were second quarter records for the company.

The company's core Software Solutions segment grew revenues 11 percent. Tight spending on information technology, particularly on consulting services, created a decline in the company's Transformation Solutions segment. Revenues in the company's Documents segment were 6 percent lower than last year. Financial Services revenues declined primarily due to declining interest rates.

"In a generally cautious economy, we've continued to see quarter to quarter revenue improvement over the past five consecutive quarters," Lloyd "Buzz" Waterhouse, CEO, chairman and president, said. "We continue to be optimistic about the market's reception of our new Reynolds Generations Series(TM) platform.

"We enjoyed a great showing at the National Automobile Dealers Association convention in early February. Our order backlogs continue to be strong," Waterhouse said. "New customers are enthusiastic about our customer relationship management applications and we're aggressively driving those solutions across the marketplace."

During the quarter:

- Networkcar Inc., a Reynolds and Reynolds company, obtained a patent for technology to collect, transmit and display information from vehicles with onboard diagnostics systems.

- Networkcar(TM) also introduced Networkfleet(TM), a revolutionary fleet management technology enabling fleet managers, for the first time, to have on-line access to detailed vehicle performance indicators such as mileage, speed, speed history, malfunction indicator lamp status, fuel efficiency, diagnostic trouble code descriptions and more.

- Reynolds acquired MSN Autos' Dealerpoint automotive lead management service, the leading provider of these services for the automotive industry and used by over 4,000 automotive retailers.

- Kia Motors America selected Reynolds as its provider of complete networking services to its 628 retailers across the United States.

- Dixon Odom PLLC named Reynolds a distributor of its Internet-based automotive retail accounting-related curriculum - eautolearning.com.

- The National Association of Minority Automobile Dealers (NAMAD) and Reynolds formed NAMAD University, the association's new education, training and consulting group. Reynolds will provide a full schedule of business management training to the association's 500-member dealer body aimed at improving overall dealership operations, and ultimately, enhancing their bottom lines.

- NAMAD also exclusively selected Reynolds Automark(R) Web Services as its provider of Internet and Web services.

- Enterprise Rent-A-Car and Reynolds announced the availability of a new industry application to make renting cars for service loaners easier for all Reynolds automotive retail customers. The application streamlines invoicing, manages rental costs and sends rental authorizations directly to the rental car company.

                                     -more-
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                                      -2-

- For the second time in three years, Reynolds' Technical Assistance Centers received the prestigious Team Excellence Award from the Help Desk Institute. The award is recognized as the gold medal of the customer support profession.

"We're pleased with our profitability this quarter," Dale Medford, executive vice president and chief financial officer, said. "Our associates have managed costs and allowed us to maintain strong profitability while developing and launching a range of new solutions. We are very focused on realizing the significant growth potential of these high-value solutions. Our strong operating cash flow enabled us to invest in our businesses, maintain a solid balance sheet and continue our share repurchase program."

During the quarter, the company repurchased 700,000 shares for $16.9 million, at an average price of $24.12. Year to date, the company has repurchased 2.3 million shares at an average price of $25.35. Approximately 2.6 million shares remain authorized for repurchase.

FOR THE 2003 FISCAL YEAR the company currently expects:

-    Third quarter earnings per share (EPS) to be approximately 43 cents.
-    Full fiscal year EPS to be approximately $1.70.
-    Return on equity in excess of 20 percent.
-    Operating margins to be approximately 19 percent.
- Capital expenditures and capitalized software to total approximately $40 million.
-    Depreciation and amortization expense to total approximately $40 million.
-    Research and development expenses to be approximately $70 million.
-    To continue its share repurchase plan throughout the year.
- Fully diluted shares used to calculate EPS to be approximately 70 million shares.

Reynolds and Reynolds (www.reyrey.com) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. With 75 years of experience serving automotive retailing, Reynolds enables car companies and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, networking and support, e-business applications, Web services, learning and consulting services, customer relationship management (CRM) solutions, data management and integration, and leasing services. Reynolds serves more than 20,000 customers. They comprise 90 percent of the automotive retailers and virtually all car companies doing business in North America. Its CRM consulting practices span more than 20 countries around the world.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

(Editors' Note: Segment Report Attached)                               REY0327

CONTACT:
MEDIA                                                    INVESTORS
Paul Guthrie                Mark Feighery                John Shave
937.485.8104                937.485.8107                 937.485.1633
paul_guthrie@reyrey.com     mark_feighery@reyrey.com     john_shave@reyrey.com
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                    THE REYNOLDS AND REYNOLDS COMPANY
                       Segment Report (Unaudited)
                  (In thousands except per share data)

                                                              SECOND QUARTER                               SIX MONTHS
                                                -------------------------------------    ----------------------------------------
For The Periods Ended March 31                   2003            2002(1)       Change        2003            2002(1)      Change
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

CONSOLIDATED
Net Sales and Revenues                          $255,099         $245,002         4%       $501,747          $485,111         3%
Gross Profit                                    $142,078         $141,701                  $281,389          $282,304
    Gross Margin                                   55.7%            57.8%                     56.1%             58.2%
Operating Income                                 $46,520          $36,511        27%        $92,281           $80,058        15%
    Operating Margin                               18.2%            14.9%                     18.4%             16.5%
Income Before Income Taxes                       $48,092          $24,952        93%        $94,199           $66,429        42%
Provision for (Benefit from) Income Taxes        $18,565          ($4,115)                  $36,424           $11,962
Income Before Cumulative Effect of
  Accounting Change                              $29,527          $29,067         2%        $57,775           $54,467         6%
Cumulative Effect of Accounting Change (2)            $0               $0                        $0          ($36,563)
Net Income                                       $29,527          $29,067         2%        $57,775           $17,904       223%

Earnings Per Common Share (Diluted)
    Income Before Cumulative Effect of
      Accounting Change                            $0.42            $0.39         8%          $0.82             $0.74        11%
    Cumulative Effect of Accounting Change (2)     $0.00            $0.00                     $0.00            ($0.50)
    Net Income                                     $0.42            $0.39         8%          $0.82             $0.24       242%

Average Shares Outstanding                        70,017           74,121                    70,566            73,613

SOFTWARE SOLUTIONS
Net Sales and Revenues                          $166,817         $150,205        11%       $329,168          $298,233        10%
Gross Profit                                    $100,137          $93,636         7%       $199,045          $188,339         6%
    Gross Margin                                   60.0%            62.3%                     60.5%             63.2%
Operating Income                                 $40,324          $25,108        61%        $78,903           $55,424        42%
    Operating Margin                               24.2%            16.7%                     24.0%             18.6%

TRANSFORMATION SOLUTIONS
Net Sales and Revenues                           $34,688          $37,054        -6%        $68,717           $74,545        -8%
Gross Profit                                     $10,681          $12,670       -16%        $21,108           $25,011       -16%
    Gross Margin                                   30.8%            34.2%                     30.7%             33.6%
Operating Loss                                   ($6,698)         ($3,422)                 ($12,994)          ($5,200)
    Operating Margin                              -19.3%            -9.2%                    -18.9%             -7.0%

DOCUMENTS
Net Sales and Revenues                           $44,179          $47,171        -6%        $84,807           $91,408        -7%
Gross Profit                                     $24,106          $27,340       -12%        $46,976           $53,320       -12%
    Gross Margin                                   54.6%            58.0%                     55.4%             58.3%
Operating Income                                  $7,724           $9,176       -16%        $15,295           $18,590       -18%
    Operating Margin                               17.5%            19.5%                     18.0%             20.3%

FINANCIAL SERVICES
Net Sales and Revenues                            $9,415          $10,572       -11%        $19,055           $20,925        -9%
Gross Profit                                      $7,154           $8,055       -11%        $14,260           $15,634        -9%
    Gross Margin                                   76.0%            76.2%                     74.8%             74.7%
Operating Income                                  $5,170           $5,649        -8%        $11,077           $11,244        -1%
    Operating Margin                               54.9%            53.4%                     58.1%             53.7%


(1) Certain reclassifications were made to last year's financial statements to conform with the presentation used in the current year.
(2) During the second quarter of fiscal year 2002, the company completed the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." The company recorded a $36,563 after-tax charge representing the cumulative effect of the accounting change.